Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-262084) of nCino, Inc.,

(2)Registration Statements (Form S-8 Nos. 333-264042, 333-270916, and 333-278235) pertaining to the nCino, Inc. 2019 Amended and Restated Equity Incentive Plan and the nCino, Inc. Employee Stock Purchase Plan, and

(3)Registration Statements (Form S-8 Nos. 333-239907 and 333-254938) pertaining to the nCino, Inc. 2019 Amended and Restated Equity Incentive Plan, the nCino, Inc 2014 Omnibus Stock Ownership and Long Term Incentive Plan and the nCino, Inc. Employee Stock Purchase Plan;

of our reports dated April 1, 2025, with respect to the consolidated financial statements of nCino, Inc. and the effectiveness of internal control over financial reporting of nCino, Inc., included in this Annual Report (Form 10-K) for the year ended January 31, 2025.

/s/ Ernst & Young LLP

Raleigh, North Carolina
April 1, 2025